For Period ended 11/30/2010                          Series 14,15,20
File Number 811-7852


Sub-Item 77Q3: Exhibits
-------------------------------------------------------------------------
Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V for the Adviser Share Class, the answers for the Adviser Share Class are as follows:

USAA Emerging Markets Fund - Adviser Shares

72DD
Dollar Distributions
0

73A
Per Share Distributions
0

74U
Shares Outstanding
271

74V
NAV
20.29

USAA International Fund - Adviser Shares

72DD
Dollar Distributions
0

73A
Per Share Distributions
0

74U
Shares Outstanding
240

74V
NAV
22.74

USAA Precious Metals and Minerals Fund - Adviser Shares

72DD
Dollar Distributions
0


73A
Per Share Distributions
0

74U
Shares Outstanding
132

74V
NAV
45.28